Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.333-264873 and 333-257735 on Form S-8 of our reports dated April 14, 2026, relating to the financial statements of Full Truck Alliance Co. Ltd. and the effectiveness of Full Truck Alliance Co. Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 14, 2026